UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2018

AURA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10541 Ashdale St.

Stanton, CA 90680

(Address of principal executive offices)

(310) 643-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02     REMOVAL OF DIRECTOR; ELECTION OF DIRECTORS

(a)       Removal of Director

On March 29, 2018, in accordance with Sections 228 and 141(k) of the Delaware General Corporations Law (“DGCL”) and as authorized by the bylaws of Aura Systems, Inc., a Delaware corporation ("Aura" or the “Company”), stockholders representing more than 50% of the outstanding shares of the Company’s common stock entitled to vote in the election of members of Aura’s board of directors (the “Voting Stockholders”) acted by written consent and voted to remove both Mr. Gary Wells and Mr. Michael Paritee for cause from the Aura Board of Directors and to remove Mr. Michael Sawruk, Mr. John M. Cochran and Mr. Jeffrey D. Cowan from the Aura Board of Directors. Mssrs. Sawruk, Cochran and Cowan were not removed for cause. Pursuant to that Written Consent of the Shareholders of Aura Systems, Inc., Mssrs. Wells, Paritee, Sawruk, Cochran and Cowan were removed effective March 29, 2018.

The Voting Stockholders voted to remove Mssrs. Wells and Paritee based on decisions made by these individuals that prioritize the personal financial interests of certain board members over those of the Company’s stockholders and creditors. At the time of his removal, Mr. Wells served as the Chairman of the Board and as a member of the Audit Committee, the Nominating and Corporate Governance Committee and the Technology Committee. At the time of his removal, Mr. Paritee served as a member of the Compensation Committee and the Nominating and Corporate Governance Committee as well as Chairman of the Technology Committee. The Company has not disclosed to which committees, if any, Mssrs. Sawruk, Cochran and Cowan were appointed.

Section 228(a) of the DGCL and Section 2.13 of the Company’s bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without notice, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Section 141(k) of the DGCL and Section 3.12 of the Company’s bylaws provide that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. The Company’s Certificate of Incorporation (as amended to-date the “Certificate”) does not restrict stockholders’ rights to act without a meeting via written consent or otherwise act to remove or appoint directors.

As of March 29, 2018, Aura had 41,739,723 shares of common stock outstanding, each of which is entitled to one vote for each in the election of directors. Shareholders holding 22,306,577 shares of Aura common stock entitled to vote for the election of directors voted through the Written Consent of the Stockholders of Aura to remove Mssrs. Wells, Paritee, Sawruk, Cochran and Cowan from the Aura board of directors. Therefore, the shares of common stock voted through the Written Consent of the Stockholders of Aura Systems, Inc. to remove Mssrs. Wells, Paritee, Sawruk, Cochran and Cowan exceeded the number required for such action.

(d)       Election of Directors

On March 29, 2018, in accordance with Sections 228 of the Delaware General Corporations Law (“DGCL”) and as authorized by Aura’s bylaws, stockholders representing more than 50% of the outstanding shares of the Company’s common stock entitled to vote in the election of members of Aura’s board of directors delivered to the Company a Written Consent of the Shareholders of Aura Systems, Inc. by which such stockholders voted to elect Gary Douglas, Salvador Diaz-Verson, Jr., and William Anderson to serve as directors on the Company’s Board of Directors. Pursuant to that Written Consent of the Shareholders of Aura Systems, Inc., Mssrs. Douglas, Diaz-Verson, Jr., and Anderson were elected as directors by stockholders effective March 29, 2018.

Shareholders holding 22,306,577 shares of Aura common stock entitled to vote for the election of directors voted through the Written Consent of the Stockholders of Aura to elect Mssrs. Douglas, Diaz-Verson, Jr., and Anderson to the Aura board of directors. Therefore, the shares of common stock voted through the Written Consent of the Stockholders of Aura Systems, Inc. to elect Mssrs. Douglas, Diaz-Verson, Jr., and Anderson exceeded the number required for such action.

William Anderson- Mr. Anderson is a seasoned marketer, merchandiser, and start-up entrepreneur with global experience. Mr. Anderson holds a BS from Columbia University in Industrial Engineering & Operations Research and an MBA from Harvard Business School. Prior to his current entrepreneurial activities, Mr. Anderson was Chief Marketing and Chief Merchandising Officer with global responsibility for Carrefour and CEO of @Carrefour, which was Carrefour’s initial foray into e-commerce. Mr. Anderson has held senior executive positions in numerous companies such as Hardlines at Kmart Corporation, Federated Department Stores, Ames Department Stores and Oshman’s Sporting Goods. He is also an experienced start-up entrepreneur, having founded Domain Home Furnishings, Leisure Concepts Management, and Gluuteny, Inc., with private equity backing. Mr. Anderson is and has served on numerous boards of directors including: Xoran Technologies; Wind Point Partners, OpTier; Domain (of which he is also a co-founder) a Bain Capital & Bessemer Venture Partners retailer. In 2014 Mr. Anderson became a Vistage International Chair and formed a CEO peer-group in Philadelphia.

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Gary Douglas-Mr. Gary Douglas has a BBA in Management degree, with extensive experience in cooperate communication and investment banking. He is a principal in Douglas Strategic Communications LLC, a marketing strategy and communications consultancy, and Ex officio Chairman of Picture Marketing, Inc., a digital marketing company. Mr. Douglas also formally served as Chief Marketing Officer of O’Melveny Consulting LLP, a unit of a global law firm. He also served as President of SP/Hambros America and Division President of Geneva Learning Systems and Group Vice President of Business Development for the five Geneva Companies, both SP/Hambros and The Geneva companies were middle market investment bankers.

Salvador Diaz-Verson, Jr. Mr. Diaz-Verson served as a director of Aura from June 2007 to January 2018 and from 1997 to 2005. Mr. Diaz-Verson, Jr. is the founder, Chairman and President of Diaz-Verson Capital Investments, Inc., and was a registered investment advisor with the Securities and Exchange Commission until 2009. Mr. Diaz-Verson, Jr. served as President and member of the board of directors of American Family Corporation (AFLAC, INC.) from 1976 until 1992. Mr. Diaz-Verson, Jr. served as Executive Vice President and Chief Investment Officer of American Family Life Assurance Company, a subsidiary of AFLAC, INC. He is currently Chairman of Miramar Securities. Mr. Diaz-Verson, Jr. has received two presidential appointments to the Christopher Columbus Fellowship Foundation; first by President George H.W. Bush in 1992 and subsequently by President Clinton in 2000. Mr. Diaz-Verson, Jr. is a trustee of the Florida State University Foundation and is a national trustee of the Boys and Girls Club of America. He also serves as a trustee of Clark Atlanta University. Mr. Diaz-Verson, Jr. is a graduate of Florida State University and was selected as a director in view of his lengthy experience in managing companies and his knowledge of capital investments.

There are no arrangements or understandings between Mr. Douglas, Mr. Diaz-Verson, Jr., or Mr. Anderson, respectively, and any other person pursuant to which he was elected as a director. Neither Mr. Douglas, Mr. Diaz-Verson, Jr., nor Mr. Anderson is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. Since the beginning of the Company’s last fiscal year, neither Mr. Douglas, Mr. Diaz-Verson, Jr., nor Mr. Anderson have been a participant in any financial transactions, arrangements or relationships with the Company in an amount exceeding $120,000 nor do they have any direct or indirect material interest in the same. It was not determined on which, if any, committee(s) of the Board of Directors Mssrs. Anderson, Diaz-Verson, Jr. and Douglas will serve.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2018	By:	/s/ Melvin Gagerman
Melvin Gagerman
Chief Executive Officer

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